Exhibit 99.3

TERM LOAN AND SECURITY AGREEMENT
ALLIED MOTION TECHNOLOGIES INC.
MOTOR PRODUCTS CORPORATION
ALLIED MOTION CONTROL CORPORATION
EMOTEQ CORPORATION
COMPUTER OPTICAL PRODUCTS, INC.
AMOT I, INC.
AMOT II, INC.
AMOT III, INC.
STATURE ELECTRIC, INC. f/k/a AMOT, Inc.
AHAB INVESTMENT COMPANY

TABLE OF CONTENTS

1	ACCOUNTING AND OTHER TERMS

2	LOAN AND TERMS OF PAYMENT
	2.1	Promise to Pay
	2.2	Interest Rate, Payments
	2.3	Fees

3	CONDITIONS OF LOANS
	3.1	Conditions Precedent to Initial Credit Extension
	3.2	Conditions Precedent to all Credit Extensions

4	CREATION OF SECURITY INTEREST
	4.1	Grant of Security Interest
	4.2	Authorization to File

5	REPRESENTATIONS AND WARRANTIES
	5.1	Due Organization and Authorization
	5.2	Collateral
	5.3	Litigation
	5.4	No Material Adverse Change in Financial Statements
	5.5	Solvency
	5.6	Regulatory Compliance
	5.7	Subsidiaries
	5.8	Full Disclosure

6	AFFIRMATIVE COVENANTS
	6.1	Government Compliance
	6.2	Financial Statements, Reports, Certificates
	6.3	Inventory; Returns
	6.4	Taxes
	6.5	Insurance
	6.6	Primary Accounts
	6.7	Financial Covenants
	6.8	Registration of Intellectual Property Rights
	6.9	Further Assurances

7	NEGATIVE COVENANTS
	7.1	Dispositions
	7.2	Changes in Business, Ownership, Management or Business Locations
	7.3	Mergers or Acquisitions
	7.4	Indebtedness
	7.5	Encumbrance
	7.6	Distributions; Investments
	7.7	Transactions with Affiliates
	7.8	Subordinated Debt
	7.9	Compliance

8	EVENTS OF DEFAULT
	8.1	Payment Default
	8.2	Covenant Default
	8.3	Material Adverse Change

	8.4	Attachment
	8.5	Insolvency
	8.6	Other Agreements
	8.7	Judgments
	8.8	Misrepresentations
	8.9	Guaranty

9	BANK’S RIGHTS AND REMEDIES
	9.1	Rights and Remedies
	9.2	Power of Attorney
	9.3	Accounts Collection
	9.4	Bank Expenses
	9.5	Bank’s Liability for Collateral
	9.6	Remedies Cumulative
	9.7	Demand Waiver

10	NOTICES AND WAIVERS

11	CHOICE OF LAW, VENUE

12	GENERAL PROVISIONS
	12.1	Successors and Assigns
	12.2	Indemnification
	12.3	Time of Essence
	12.4	Severability of Provision
	12.5	Amendments in Writing, Integration
	12.6	Counterparts
	12.7	Survival
	12.8	Confidentiality
	12.9	Attorneys’ Fees, Costs and Expenses

13	DEFINITIONS
	13.1	Definitions

This TERM LOAN AND SECURITY AGREEMENT (the “Agreement”) dated May 7, 2004, but effective as of the Effective Date, among SILICON VALLEY BANK, a California chartered bank with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office at 4410 Arapahoe Avenue, Suite 200, Boulder, CO 80303 (“Bank”) and ALLIED MOTION TECHNOLOGIES INC., a Colorado corporation (“Allied Motion”) with its principal place of business at 23 Inverness Way East, Suite 150, Englewood, Colorado 80112, MOTOR PRODUCTS CORPORATION, a Delaware corporation (“Motor Products”) with its principal place of business at 201 S. Delaney Road, Owosso, Michigan 48867, ALLIED MOTION CONTROL CORPORATION, a Colorado Corporation (“Allied Motion Control”) with its principal place of business at 23 Inverness Way East, Suite 150, Englewood, Colorado 80112, EMOTEQ CORPORATION, a Colorado corporation (“Emoteq”) with its principal place of business at 10002 – B East 43rd Street, Tulsa, Oklahoma 74146, COMPUTER OPTICAL PRODUCTS, INC., a Colorado corporation (“Computer Optical”) with its principal place of business at 9174 Deering Avenue, Chatsworth, California 91311, AMOT I, INC., a Delaware corporation (“AMOT I”) with its principal place of business at 23 Inverness Way East, Suite 150, Englewood, Colorado 80112, AMOT II, INC., a Delaware corporation (“AMOT II”) with its principal place of business at 23 Inverness Way East, Suite 150, Englewood, Colorado 80112, AMOT III, INC., a Delaware corporation (“AMOT III”) with its principal place of business at 23 Inverness Way East, Suite 150, Englewood, Colorado 80112, STATURE ELECTRIC, INC. f/k/a AMOT, Inc., a Pennsylvania corporation (“New Stature”) with its principal place of business at 22543 Fisher Road, Watertown, New York 13601, and AHAB INVESTMENT COMPANY, a Delaware corporation (“Ahab”) with its principal place of business at 22543 Fisher Road, Watertown, New York 13601 (each a “Borrower” and collectively “Borrowers”) provides the terms on which Bank will lend to Borrowers and Borrowers will repay Bank.

The parties agree as follows:

1                                         ACCOUNTING AND OTHER TERMS

Accounting terms not defined in this Agreement will be construed following GAAP. Calculations and determinations must be made following GAAP.  The term “financial statements” includes the notes and schedules.  The terms “including” and “includes” always mean “including (or includes) without limitation,” in this or any Loan Document. Capitalized terms in this Agreement shall have the meanings set forth in Section 13.  Each Borrower other than Allied Motion hereby appoints Allied Motion as its attorney in fact to act for it in all regards in the context of this Agreement.

2                                         LOAN AND TERMS OF PAYMENT

2.1                               Promise to Pay.

Borrowers promise to pay Bank the unpaid principal amount of all Credit Extensions and interest on the unpaid principal amount of the Credit Extensions.

2.1.1                     Term Loan.

(a)                                  Bank will make a Term Loan available to Borrowers. Subject to the terms and conditions of this Agreement, there shall be a single advance of the entire Term Loan amount to Borrowers on the Effective Date.

(b)                                 Borrowers will pay 36 equal installments of principal of $90,277.78 each plus all accrued interest (the “Term Loan Payment”).  Each Term Loan Payment is payable on the 1st of each month during the term of the loan commencing the first of the month following the month in which the Effective Date occurs.  Borrowers’ final Term Loan Payment, due on the Term Loan Maturity Date, includes all outstanding Term Loan principal and accrued interest.  Notwithstanding anything to the contrary contained herein, all amounts owing under the Term Loan shall become immediately due and payable upon the expiration or earlier termination of the Revolving Credit Loan Documents.

(c)                                  The outstanding principal amount of the Term Loan accrues interest at the rate specified in Section 2.2.  Borrowers shall be entitled to prepay all (but not less than all) of the outstanding principal amount of the Term Loan, as long as Borrowers give Bank 30 days’ prior written notice and pays the outstanding principal amount of and accrued interest on the Term Loan and the Prepayment Fee, if any.  Borrowers shall also pay Bank the Prepayment Fee if the Obligations are accelerated pursuant to Section 9.1.

(d)                                 To obtain the Term Loan, Borrowers must notify Bank by facsimile or telephone by 12:00 p.m. Pacific time one (1) Business Day before the day on which the Term Loan is to be made.  Borrowers must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached as Exhibit B, which must be signed by a Responsible Officer or designee.  Bank will credit the proceeds of the Term Loan to Borrowers’ deposit account. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrowers will indemnify Bank for any loss Bank suffers due to such reliance.

2.2                               Interest Rate, Payments.

(a)                                  Interest Rate.  The Term Loan accrues interest on the outstanding principal amount at a per annum rate equal to the Basic Rate.  After an Event of Default, Obligations accrue interest at 2 percent above the rate effective immediately before the Event of Default.  Interest is computed on a 360 day year for the actual number of days elapsed.

(b)                                 Payments.  Interest due on the Term Loan is payable on the 1st of each month.   When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

2.3                               Fees.

Bank Expenses. Borrowers will pay all Bank Expenses (including reasonable attorneys’ fees and reasonable expenses) incurred through and after the date of this Agreement when due.

3                                         CONDITIONS OF LOANS

3.1                               Conditions Precedent to Initial Credit Extension.

Bank’s obligation to make the initial Credit Extension is subject to the condition precedent that it receive the agreements, documents and fees it requires.

3.2                               Conditions Precedent to all Credit Extensions.

Bank’s obligations to make each Credit Extension, including the initial Credit Extension, is subject to the following:

(a)                                  timely receipt of any Payment/Advance Form; and

(b)                                 the representations and warranties in Section 5 must be materially true on the date of the Payment/Advance Form and on the effective date of each Credit Extension and no Event of Default may have occurred and be continuing, or result from the Credit Extension. Each Credit Extension is Borrowers’ representation and warranty on that date that the representations and warranties of Section 5 remain true.

4                                         CREATION OF SECURITY INTEREST

4.1                               Grant of Security Interest.

Borrowers grant Bank a continuing security interest in all presently existing and later acquired Collateral to secure all Obligations and performance of each of Borrowers’ duties under the Loan Documents.  Except for Permitted Liens or as set forth in the Intercreditor Agreement, any security interest will be a first priority security interest in the Collateral.  Bank may place a “hold” on any deposit account pledged as Collateral. If this Agreement is terminated, Bank’s lien and security interest in the Collateral will continue until Borrowers fully satisfy their Obligations.

4.2                               Authorization to File.

Borrowers authorize Bank to file financing statements without notice to Borrowers, with all appropriate jurisdictions, as Bank deems appropriate, in order to perfect or protect Bank’s interest in the Collateral.

5                                         REPRESENTATIONS AND WARRANTIES

Borrowers represent and warrant as follows:

5.1                               Due Organization and Authorization.

Each Borrower is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with any Borrower’s formation documents, nor constitute an event of default under any material agreement by which any Borrower is bound.  No Borrower is in default under any agreement to which or by which it is bound in which the default could reasonably be expected to cause a Material Adverse Change.

5.2                               Collateral.

Borrowers have good title to the Collateral, free of Liens except Permitted Liens.  Borrowers have no other deposit accounts, other than the deposit accounts described in the Schedule.  The Accounts are bona fide, existing obligations, and the service or property has been performed or delivered to the account debtor or its agent for immediate shipment to and unconditional acceptance by the account debtor.  The Collateral is not in the possession of any third party bailee (such as at a warehouse).  In the event that Borrowers, after the date hereof, intend to store or otherwise deliver the Collateral to such a bailee, then Borrowers will receive the prior written consent of Bank and such bailee must acknowledge in writing that the bailee is holding such Collateral for the benefit of Bank.  All Inventory is in all material respects of good and marketable quality, free from material defects.  Borrowers are the sole owner of the Intellectual Property, except for non-exclusive licenses granted to its customers in the ordinary course of business.  Each Patent is valid and enforceable and no part of the Intellectual Property has been judged invalid or unenforceable, in whole or in part, and no claim has been made that any part of the Intellectual Property violates the rights of any third party, except to the extent such claim could not reasonably be expected to cause a Material Adverse Change.

5.3                               Litigation.

Except as shown in the Schedule, there are no actions or proceedings pending or, to the knowledge of Borrowers’ Responsible Officers, threatened by or against any Borrower in which a likely adverse decision could reasonably be expected to cause a Material Adverse Change.

5.4                               No Material Adverse Change in Financial Statements.

All consolidated financial statements for Borrowers, and any Subsidiary, delivered to Bank fairly present in all material respects Borrowers’ consolidated financial condition and Borrowers’ consolidated results of operations.  There has not been any material deterioration in Borrowers’ consolidated financial condition since the date of the most recent financial statements submitted to Bank.

5.5                               Solvency.

The fair salable value of Borrowers’ assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; Borrowers are not left with unreasonably small capital after the transactions in this Agreement; and each Borrower is able to pay its debts (including trade debts) as they mature.

5.6                               Regulatory Compliance.

No Borrower is an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act.  No Borrower is engaged as one of its important activities in extending credit for margin stock (under Regulations T and U of the Federal Reserve Board of Governors).  Borrowers have complied in all material respects with the Federal Fair Labor Standards Act.  Borrowers have not violated any laws, ordinances or rules, the violation of which could reasonably be expected to cause a Material Adverse Change.  None of Borrowers’ properties or assets has been used by any Borrower or, to the best of Borrowers’ knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally.  Borrowers have timely filed all required tax returns and paid, or made adequate provision to pay, all material taxes, except those being contested in good faith with adequate reserves under GAAP.  Borrowers have obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to, all government authorities that are necessary to continue its business as currently conducted, except where the failure to do so could not reasonably be expected to cause a Material Adverse Change.

5.7                               Subsidiaries.

Borrowers do not and shall not own any stock, partnership interest or other equity securities except for Permitted Investments and Allied Motion’s ownership of Emoteq UK, Ltd., Allied Motion Systems Corporation, Allied Motion Process Instrumentation Corporation, Allied Motion Industrial Automation, Inc., Allied Motion Systems, Ltd., Allied Motion UK Group, Ltd., Motor Products – Ohio Corporation and New Stature’s ownership of DWZM, Inc., The Landover Company, Snowmax, Incorporated, Sooner Trailer Manufacturing Co., GBMC, Inc., Owosso Motor Group, Inc. Astro Air Acquisition Corporation, and M.H. Rhodes, Inc. (collectively, the “Inactive Subsidiaries). Borrowers shall not permit any of Inactive Subsidiaries to own any assets of any kind (including, but not limited to, the stock or other ownership interests of another Person).

5.8                               Full Disclosure.

No written representation, warranty or other statement of any Borrower in any certificate or written statement given to Bank (taken together with all such written certificates and written statements to Bank) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements not misleading.  It being recognized by Bank that the projections and forecasts provided by Borrowers in good faith and based upon reasonable assumptions are not viewed as facts and that actual results during the period or periods covered by such projections and forecasts may differ from the projected and forecasted results.

5.9                               Owosso and Old Stature.

If Owosso and Old Stature had made the same types of representations and warranties contained in this Sections 5 with respect to the their existence, business operations, financial conditions, and assets immediately prior to the Closing Date, such representations and warranties would have been accurate and complete in all respects subject to the exceptions described in Schedule 5.26 of the Revolving Credit Agreement.

6                                         AFFIRMATIVE COVENANTS

Borrowers will do all of the following for so long as Bank has an obligation to lend, or there are outstanding Obligations:

6.1                               Government Compliance.

Borrowers will maintain their legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify would reasonably be expected to cause a material adverse effect on any Borrower’s business or operations.  Borrowers will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on any Borrower’s business or operations or would reasonably be expected to cause a Material Adverse Change.

6.2                               Financial Statements, Reports, Certificates.

(a)                                  Borrowers shall observe all of the financial reporting and certification covenants set forth in the Revolving Credit Loan Documents from time to time.

(b)                                 In addition to Borrowers’ obligations set forth in the Revolving Credit Agreement, Borrowers will deliver to Bank:  (i) a prompt report of any legal actions pending or threatened against any Borrower that could result in damages or costs to any Borrower of $100,000 or more; (ii) budgets, sales projections, operating plans or other financial information Bank reasonably requests; and (iii) prompt notice of any material change in the composition of the Intellectual Property, including any subsequent ownership right of any Borrower in or to any Copyright, Patent or Trademark not shown in any intellectual property security agreement between Borrowers and Bank or knowledge of an event that materially adversely affects the value of the Intellectual Property.

(c)                                  Borrowers will deliver to Bank the monthly compliance certificates described in the Revolving Credit Agreement.

(d)                                 Allow Bank to audit Borrowers’ Collateral as set forth in the Revolving Credit Agreement.

6.3                               Inventory; Returns.

Borrowers will keep all Inventory in good and marketable condition, free from material defects.  Returns and allowances between Borrowers and their account debtors will follow Borrowers’ customary practices as they exist at execution of this Agreement.  Borrowers must promptly notify Bank of all returns, recoveries, disputes and claims that involve more than $50,000.

6.4                               Taxes.

Borrowers will make timely payment of all material federal, state, and local taxes or assessments (other than taxes and assessments which Borrowers are contesting in good faith, with adequate reserves maintained in accordance with GAAP) and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

6.5                               Insurance.

Borrowers will keep its business and the Collateral insured for risks and in amounts standard for Borrowers’ industry, and as Bank may reasonably request.  Insurance policies will be in a form, with companies, and in amounts that are satisfactory to Bank in Bank’s reasonable discretion.  All property policies will have a lender’s loss payable endorsement showing Bank as an additional loss payee and all liability policies will show the Bank as an additional insured and provide that the insurer must give Bank at least 20 days notice before canceling its policy.  At Bank’s request, Borrowers will deliver certified copies of policies and evidence of all premium payments. Proceeds payable under any policy will, at Bank’s option, be payable to Bank on account of the Obligations.

6.6                               Primary Accounts.

Borrower shall maintain all of its depository, operating and lockbox accounts with Bank (except for certain blocked accounts described in this Agreement and petty cash and payroll accounts maintained by any Borrower with a local financial institution).

6.7                               Financial Covenants.

Borrowers shall observe all of the affirmative and negative financial covenants set forth in the Revolving Credit Loan Documents from time to time.

6.8                               Registration of Intellectual Property Rights.

Borrowers shall not register any Copyrights or Mask Works with the United States Copyright Office unless it:  (i) has given at least fifteen (15) days’ prior notice to Bank of its intent to register such Copyrights or Mask Works and has provided Bank with a copy of the application it intends to file with the United States Copyright Office (excluding exhibits thereto); (ii) executes a security agreement or such other documents as Bank may reasonably request in order to maintain the perfection and priority of Bank’s security interest in the Copyrights proposed to be registered with the United States Copyright Office; and (iii) records such security documents with the United States Copyright Office contemporaneously with filing the Copyright application(s) with the United States Copyright Office.  Borrowers shall promptly provide to Bank a copy of the Copyright application(s) filed with the United States Copyright Office, together with evidence of the recording of the security documents necessary for Bank to maintain the perfection and priority of its security interest in such Copyrights or Mask Works.  Borrowers shall provide written notice to Bank of any application filed by any Borrower in the United States Patent Trademark Office for a patent or to register a trademark or service mark within 30 days of any such filing.

Each Borrowers will (i) protect, defend and maintain the validity and enforceability of the Intellectual Property and promptly advise Bank in writing of material infringements and (ii) not allow any Intellectual Property material to any Borrowers’ business to be abandoned, forfeited or dedicated to the public without Bank’s written consent.

6.9                               Further Assurances.

Borrowers will execute any further instruments and take further action as Bank reasonably requests to perfect or continue Bank’s security interest in the Collateral or to effect the purposes of this Agreement.

7                                         NEGATIVE COVENANTS

Borrowers will not do any of the following without Bank’s prior written consent, which will not be unreasonably withheld, for so long as Bank has an obligation to lend or there are any outstanding Obligations:

7.1                               Dispositions.

Subject to the terms and conditions set forth in the Intercreditor Agreement, each Borrower will safeguard and protect all Collateral for Bank’s general account and make no disposition thereof whether by sale, lease or otherwise except (a) the sale of Inventory in the ordinary course of business and (b) the disposition or transfer of obsolete and worn-out Equipment in the ordinary course of business during any fiscal year having an aggregate fair market value of not more than $125,000.00 and only to the extent that (i) the proceeds of any such disposition are used to acquire replacement Equipment which is subject to Bank’s first priority security interest or (ii) the proceeds of which are remitted to Bank to be applied to the Term Loan.

7.2                               Changes in Business, Ownership, Management or Business Locations.

Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrowers or reasonably related thereto or, except for Allied Motion, have a material change in its ownership or management of greater than 25%.  Borrowers will not, without at least 30 days prior written notice, relocate any of their chief executive offices or add any new offices or business locations in which any Borrower maintains or stores over $5,000 in Borrowers’ assets or property.

7.3                               Mergers or Acquisitions.

Merge or consolidate with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person, except where (i) no Event of Default has occurred and is continuing or would result from such action during the term of this Agreement and (ii) such transaction would not result in a decrease of more than 25% of Tangible Net Worth.

7.4                               Indebtedness.

Create, incur, assume, or be liable for any Indebtedness other than Permitted Indebtedness.

7.5                               Encumbrance.

Create, incur, or allow any Lien on any of its property, or assign or convey any right to receive income, including the sale of any Accounts, or permit any of its Subsidiaries to do so, except for Permitted Liens, or permit any Collateral not to be subject to the first priority security interest granted here, subject to Permitted Liens and the terms and conditions set forth in the Intercreditor Agreement.

7.6                               Distributions; Investments.

Directly or indirectly acquire or own any Person, or make any Investment in any Person, other than Permitted Investments, or permit any of its Subsidiaries to do so.  Pay any dividends or make any distribution or payment or redeem, retire or purchase any capital stock; provided that Allied Motion shall be entitled to repurchase up to $125,000 of its employee-owned stock in the aggregate in any fiscal year..

7.7                               Transactions with Affiliates.

Directly or indirectly enter into or permit to exist any material transaction with any Affiliate of Borrowers except for transactions that are in the ordinary course of Borrowers’ business, upon fair and reasonable terms that are no less favorable to Borrowers than would be obtained in an arm’s length transaction with a nonaffiliated Person.

7.8                               Subordinated Debt.

Make or permit any payment on any Subordinated Debt, except under the terms of the Subordinated Debt, or amend any provision in any document relating to the Subordinated Debt without Bank’s prior written consent.

7.9                               Compliance.

Become an “investment company” or a company controlled by an “investment company,” under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Credit Extension for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could reasonably be expected to have a material adverse effect on

Borrowers’ business or operations or would reasonably be expected to cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

8                                         EVENTS OF DEFAULT

Any one of the following is an Event of Default:

8.1                               Payment Default.

If Borrowers fail to pay any of the Obligations within 3 days after their due date.  During the additional period the failure to cure the default is not an Event of Default (but no Credit Extension will be made during the cure period);

8.2                               Covenant Default.

If Borrowers do not perform any obligation in Section 6 or violate any covenant in Section 7 or do not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between any Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within 10 days after it occurs, or if the default cannot be cured within 10 days or cannot be cured after Borrowers’ attempts within 10 day period, and the default may be cured within a reasonable time, then Borrowers have an additional period (of not more than 30 days) to attempt to cure the default.  During the additional time, the failure to cure the default is not an Event of Default (but no Credit Extensions will be made during the cure period);

8.3                               Material Adverse Change.

If there (i) occurs a material adverse change in the business, operations, or condition (financial or otherwise) of any Borrower, or (ii) is a material impairment of the prospect of repayment of any portion of the Obligations, or (iii) is a material impairment of the value or priority of Bank’s security interests in the Collateral;

8.4                               Attachment.

If any material portion of any Borrower’s assets is attached, seized, levied on, or comes into possession of a trustee or receiver and the attachment, seizure or levy is not removed in 10 days, or if any Borrower is enjoined, restrained, or prevented by court order from conducting a material part of its business or if a judgment or other claim becomes a Lien on a material portion of any Borrower’s assets, or if a notice of lien, levy, or assessment is filed against any of Borrowers’ assets by any government agency and not paid within 10 days after such Borrower receives notice.  These are not Events of Default if stayed or if a bond is posted pending contest by Borrowers (but no Credit Extensions will be made during the cure period);

8.5                               Insolvency.

If any Borrower becomes insolvent or if any Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against any Borrower and not dismissed or stayed within 30 days (but no Credit Extensions will be made before any Insolvency Proceeding is dismissed);

8.6                               Other Agreements.

If there is a default in the Revolving Credit Loan Documents, the PNC Term Loan Documents, or any other agreement between any Borrower and a third party that gives the third party the right to accelerate any Indebtedness exceeding $100,000 or that could cause a Material Adverse Change;

8.7                               Judgments.

If a money judgment(s) in the aggregate of at least $250,000 is rendered against any Borrower and is unsatisfied and unstayed for 30 days (but no Credit Extensions will be made before the judgment is stayed or satisfied);

8.8                               Misrepresentations.

If any Borrower or any Person acting for any Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document; or

8.9                               Guaranty.

Any guaranty of any Obligations ceases for any reason to be in full force or any Guarantor does not perform any obligation under any guaranty of the Obligations, or any material misrepresentation or material misstatement exists now or later in any warranty or representation in any guaranty of the Obligations or in any certificate delivered to Bank in connection with the guaranty, or any circumstance described in Sections 8.4, 8.5 or 8.7 occurs to any Guarantor.

9                                         BANK’S RIGHTS AND REMEDIES

9.1                               Rights and Remedies.

When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

(a)                                  Declare all Obligations immediately due and payable (but if an Event of Default described in Section 8.5 occurs all Obligations are immediately due and payable without any action by Bank);

(b)                                 Stop advancing money or extending credit for Borrowers’ benefit under this Agreement or under any other agreement between any Borrower and Bank;

(c)                                  Settle or adjust disputes and claims directly with account debtors for amounts, on terms and in any order that Bank considers advisable;

(d)                                 Make any payments and do any acts it considers necessary or reasonable to protect its security interest in the Collateral.  Borrowers will assemble the Collateral if Bank requires and make it available as Bank designates.  Bank may enter premises where the Collateral is located, take and maintain possession of any part of the Collateral, and pay, purchase, contest, or compromise any Lien which appears to be prior or superior to its security interest and pay all expenses incurred. Borrowers grant Bank a license to enter and occupy any of its premises, without charge, to exercise any of Bank’s rights or remedies;

(e)                                  Apply to the Obligations any (i) balances and deposits of Borrowers it holds, or (ii) any amount held by Bank owing to or for the credit or the account of Borrowers;

(f)                                    Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell the Collateral.  Bank is granted a non-exclusive, royalty-free license or other right to use, without charge, Borrowers’ labels, Patents, Copyrights, Mask Works, rights of use of any name, trade secrets, trade names, Trademarks, service marks, and advertising matter, or any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Section, Borrowers’ rights under all licenses and all franchise agreements inure to Bank’s benefit; and

(g)                                 Dispose of the Collateral according to the Code.

9.2                               Power of Attorney.

Effective only when an Event of Default occurs and continues, Borrowers irrevocably appoint Bank as its lawful attorney to:  (i) endorse Borrowers’ name on any checks or other forms of payment or security; (ii) sign Borrowers’ name on any invoice or bill of lading for any Account or drafts against account debtors, (iii) make, settle, and adjust all claims under Borrowers’ insurance policies; (iv) settle and adjust disputes and claims about the Accounts directly with account debtors, for amounts and on terms Bank determines reasonable; and (v) transfer the Collateral into the name of Bank or a third party as the Code permits.  Bank may exercise the power of attorney to sign Borrowers’ name on any documents necessary to perfect or continue the perfection of any security interest regardless of whether an Event of Default has occurred.  Bank’s appointment as Borrowers’ attorney in fact, and all of Bank’s rights and powers, coupled with an interest, are irrevocable until all Obligations have been fully repaid and performed and Bank’s obligation to provide Credit Extensions terminates.

9.3                               Accounts Collection.

When an Event of Default occurs and continues, Bank may notify any Person owing any Borrower money of Bank’s security interest in the funds and verify the amount of the Account.  Borrowers must collect all payments in trust for Bank and, if requested by Bank, immediately deliver the payments to Bank in the form received from the account debtor, with proper endorsements for deposit.

9.4                               Bank Expenses.

If Borrowers fail to pay any amount or furnish any required proof of payment to third persons, Bank may make all or part of the payment or obtain insurance policies required in Section 6.5, and take any action under the policies Bank deems prudent.  Any amounts paid by Bank are Bank Expenses and immediately due and payable, bearing interest at the then applicable rate and secured by the Collateral.  No payments by Bank are deemed an agreement to make similar payments in the future or Bank’s waiver of any Event of Default.

9.5                               Bank’s Liability for Collateral.

If Bank complies with reasonable banking practices and the Code, it is not liable for: (a) the safekeeping of the Collateral; (b) any loss or damage to the Collateral; (c) any diminution in the value of the Collateral; or (d) any act or default of any carrier, warehouseman, bailee, or other person.  Borrowers bear all risk of loss, damage or destruction of the Collateral.

9.6                               Remedies Cumulative.

Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative.  Bank has all rights and remedies provided under the Code, by law, or in equity. Bank’s exercise of one right or remedy is not an election, and Bank’s waiver of any Event of Default is not a continuing waiver. Bank’s delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

9.7                               Demand Waiver.

Borrowers waive demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which any Borrower is liable.

10                                  NOTICES AND WAIVERS.

10.1                        Notices.

All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses set forth at the beginning of this Agreement.  A party may change its notice address by giving the other party written notice.

10.2                        Joint and Several Liability.

Notwithstanding anything to the contrary contained in this Agreement, all of Borrowers’ representations and warranties, indebtedness, liabilities, and other Obligations of any kind described in this Agreement and any other Loan Document shall be joint and several in nature and affect their jointly and/or severally owned property.

10.3                        Subrogation and Similar Rights.

Notwithstanding any other provision of this Agreement or any other Loan Document, Borrowers irrevocably waive all rights that it may have at law or in equity (including, without limitation, any law subrogating Borrowers to the rights of Bank under the Loan Documents) to seek contribution, indemnification, or any other form of reimbursement from any other Borrower, or any other Person now or hereafter primarily or secondarily liable for any of the Obligations, for any payment made by Borrowers with respect to the Obligations in connection with the Loan Documents or otherwise and all rights that they might have to benefit from, or to participate in, any security for the Obligations as a result of any payment made by Borrowers with respect to the Obligations in connection with the Loan Documents or otherwise until the Obligations have irrevocably been paid and performed in full.  Any agreement providing for indemnification, reimbursement or any other arrangement prohibited under this Section 10.3 shall be null and void.  If any payment is made to any Borrower in contravention of this Section 10.3, such Borrower shall hold such payment in trust for Bank and such payment shall be promptly delivered to Bank for application to the Obligations, whether matured or unmatured.

10.4                        Waivers of Notice.

Each Borrower waives notice of acceptance hereof by the other Borrowers and by Bank.  Each Borrower also waives notice, with respect to the other Borrowers, of the following: the existence, creation or acquisition of any of the Obligations; notice of an Event of Default; the amount of the Obligations outstanding at any time; intent to accelerate; acceleration; any adverse change in the financial condition of the other Borrowers or of any other fact that might increase such Borrower’s risk; presentment for payment; demand; protest and notice thereof as to any instrument; default; and all other notices and demands as to the other Borrowers to which such Borrower would otherwise be entitled.  Each Borrower waives any defense arising from any defense of the other Borrowers, or by reason of the cessation from any cause whatsoever of the liability of the other Borrowers.  Bank’s failure at any time to require strict performance by any Borrower of any provision of the Loan Documents shall not waive, alter or diminish any right of Bank thereafter to demand strict compliance and performance therewith.  Nothing contained herein shall prevent Bank from foreclosing on the Lien of any deed of trust, mortgage or other security instrument, or exercising any rights available thereunder, and the exercise of any such rights shall not constitute a legal or equitable discharge of any Borrower.  Each Borrower also waives any defense arising from any act or omission of Bank that changes the scope of such Borrower’s risks hereunder.  Each Borrower hereby waives any right to assert against Bank any defense (legal or equitable), setoff, counterclaim, or claims that such Borrower individually may now or hereafter have against the other Borrowers or any other Person liable to such Borrower with respect to the Obligations in any manner or whatsoever.

10.5                        Subrogation Defenses.

Each Borrower waives the benefits, if any, of any statutory or common law rule that may permit a borrower to assert any defenses of a surety or guarantor, or that may give a borrower the right to require a senior creditor to marshal assets, and each Borrower agrees that it shall not assert any such defenses or rights.

10.6                        Right to Settle, Release.

(a)                                  The liability of each Borrower hereunder shall not be diminished by (i) any agreement, understanding or representation that any of the Obligations is or was to be guaranteed by another Person or secured by other property, or (ii) any release or unenforceability, whether partial or total, or rights, if any, which such Borrower may now or hereafter have against any other Person, including the other Borrowers, or property with respect to any of the Obligations.

(b)                                 Without notice to any Borrower and without affecting the liability of any Borrower hereunder, Bank may (i) compromise, settle, renew, extend the time for payment, change the manner or terms of payment, discharge the performance of, decline to enforce, or release all or any of the Obligations with respect to any Borrower, (ii) grant other indulgences to any Borrower in respect of the Obligations, (iii) modify in any manner any documents, relating to the Obligations with respect to any Borrower, (iv) release, surrender or exchange any deposits or other property securing the Obligations, whether pledged by any Borrower or any other Person, or (v) compromise, settle renew, or extend the time for payment, discharge the performance of, decline to enforce, or release all or any obligations of any guarantor, endorser or other Person who is now or may hereafter be liable with respect to any of the Obligations.

11                                  CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER

Colorado law governs the Loan Documents without regard to principles of conflicts of law.  Borrowers and Bank each submit to the exclusive jurisdiction of the State and Federal courts in the City and County of Denver, Colorado.

12                                  GENERAL PROVISIONS

12.1                        Successors and Assigns.

This Agreement binds and is for the benefit of the successors and permitted assigns of each party.  Borrowers may not assign this Agreement or any rights under it without Bank’s prior written consent which may be granted or withheld in Bank’s discretion.  Bank has the right, without the consent of or notice to Borrowers, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits under this Agreement.

12.2                        Indemnification.

Borrowers will indemnify, defend and hold harmless Bank and its officers, employees, and agents against:  (a) all obligations, demands, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrowers (including reasonable attorneys fees and expenses), except for losses caused by Bank’s gross negligence or willful misconduct.

12.3                        Time of Essence.

Time is of the essence for the performance of all obligations in this Agreement.

12.4                        Severability of Provision.

Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

12.5                        Amendments in Writing, Integration.

All amendments to this Agreement must be in writing and signed by Borrowers and Bank.  This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

12.6                        Counterparts.

This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

12.7                        Survival.

All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding.  The obligations of Borrowers in Section 12.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

12.8                        Confidentiality.

In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank’s subsidiaries or affiliates in connection with their business with Borrowers, (ii) to prospective transferees or purchasers of any interest in the loans (provided, however, Bank shall use commercially reasonable efforts in obtaining such prospective transferee or purchasers agreement of the terms of this provision), (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank’s examination or audit and (v) as Bank considers appropriate exercising remedies under this Agreement.  Confidential information does not include information that either: (a) is in the public domain or in Bank’s possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing the information.

12.9                        Attorneys’ Fees, Costs and Expenses.

In any action or proceeding between Borrowers and Bank arising out of the Loan Documents, Bank will be entitled to recover its reasonable attorneys’ fees and other reasonable costs and expenses incurred, in addition to any other relief to which it may be entitled.

13                                  DEFINITIONS

13.1                        Definitions.

In this Agreement:

“Accounts” are all existing and later arising accounts, contract rights, and other obligations owed to any Borrower in connection with its sale or lease of goods (including licensing software and other technology) or provision of services, all credit insurance, guaranties, other security and all merchandise returned or reclaimed by any Borrower and Borrowers’ Books relating to any of the foregoing.

“Agent” is PNC, in its capacity as Agent for the Revolving Credit Lenders under the Revolving Credit Loan Documents.

“Affiliate” of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person’s senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person’s managers and members.

“Bank Expenses” are all audit fees and expenses and reasonable costs and expenses (including reasonable attorneys’ fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or Insolvency Proceedings).

“Basic Rate” is the per annum rate of interest equal to the sum of (a) the U.S. Treasury note per annum yield to maturity for a term of 36 months as quoted in The Wall Street Journal, fixed as of the day the Term Loan is made, plus (b) 550 basis points (5.5%); provided that (i) the Basic Rate shall be reduced by 50 basis points (.5%) per annum if Borrowers’ Quick Ratio is at least 1.20:1.00 for two (2) consecutive fiscal quarters and (ii) the Basic Rate shall be further reduced by an additional 25 basis points (.25%) if, after the first reduction described in clause (i) occurs, Borrowers’ Quick Ratio is at least 1.50:1.00 for two (2) consecutive fiscal quarters.

“Borrowers’ Books” are all Borrowers’ books and records including ledgers, records regarding Borrowers’ assets or liabilities, the Collateral, business operations or financial condition and all computer programs or discs or any equipment containing the information.

“Borrowers on a consolidated basis” shall mean Allied Motion, Motor Products, Allied Motion Control, Emoteq, Computer Optical, AMOT I, AMOT II, AMOT III, New Stature and Ahab.

“Business Day” is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

“Closing Date” is the date of this Agreement.

“Code” is the Uniform Commercial Code, as applicable.

“Collateral” is the property described on Exhibit A.

“Contingent Obligation” is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates or commodity prices;  but “Contingent Obligation” does not include endorsements in the ordinary course of business.  The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other support arrangement.

“Copyrights” are all copyright rights, applications or registrations and like protections in each work or authorship or derivative work, whether published or not (whether or not it is a trade secret) now or later existing, created, acquired or held.

“Credit Extension” is the Term Loan or any other extension of credit by Bank for any Borrower’s benefit.

“Effective Date” is the date that Bank executes this Agreement.

“Equipment” is all present and future machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments in which any Borrower has any interest.

“ERISA” is the Employment Retirement Income Security Act of 1974, and its regulations.

“GAAP” is generally accepted accounting principles.

“Guarantor” is any present or future guarantor of the Obligations.

“Indebtedness” is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

“Insolvency Proceeding” are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Intellectual Property” is:

(a)                                  Copyrights, Trademarks, Patents, and Mask Works including amendments, renewals, extensions, and all licenses or other rights to use and all license fees and royalties from the use;

(b)                                 Any trade secrets and any intellectual property rights in computer software and computer software products now or later existing, created, acquired or held;

(c)                                  All design rights which may be available to any Borrower now or later created, acquired or held;

(d)                                 Any claims for damages (past, present or future) for infringement of any of the rights above, with the right, but not the obligation, to sue and collect damages for use or infringement of the intellectual property rights above;

All proceeds and products of the foregoing, including all insurance, indemnity or warranty payments.

“Intercreditor Agreement” is the Intercreditor Agreement between Borrowers, Agent, Bank and PNC dated of even date herewith and any amendments, extensions, modifications, replacements and substitutions thereto.

“Inventory” is present and future inventory in which Borrowers have any interest, including merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products intended for sale or lease or to be furnished under a contract of service, of every kind and description now or later owned by or in the custody or possession, actual or constructive, of Borrowers, including inventory temporarily out of its custody or possession or in transit and including returns on any accounts or other proceeds (including insurance proceeds) from the sale or disposition of any of the foregoing and any documents of title.

“Investment” is any beneficial ownership of (including stock, partnership interest or other securities) any Person, or any loan, advance or capital contribution to any Person.

“Lien” is a mortgage, lien, deed of trust, charge, pledge, security interest or other encumbrance.

“Loan Documents” are, collectively, this Agreement, any note, or notes or guaranties executed by any Borrower or Guarantor, and any other present or future agreement between any Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

“Mask Works” are all mask works or similar rights available for the protection of semiconductor chips, now owned or later acquired.

“Material Adverse Change” is described in Section 8.3.

“Obligations” are debts, principal, interest, Bank Expenses and other amounts Borrowers owe Bank now or later, including cash management services, letters of credit and foreign exchange contracts, if any and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrowers assigned to Bank.

“Old Stature” shall mean Stature Electric, Inc., a New York corporation, prior to its merger with and into Owosso.

“Owosso” shall mean Owosso Corporation, a Pennsylvania corporation, prior to its merger with and into New Stature.

“Patents” are patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions and continuations-in-part of the same.

“Permitted Indebtedness” is:

(a)                                  Borrowers’ indebtedness to Bank under this Agreement or any other Loan Document;

(b)                                 Borrowers’ indebtedness to PNC and/or Revolving Credit Lenders;

(c)                                  Indebtedness existing on the Closing Date and shown on the Schedule;

(c)                                  Subordinated Debt;

(d)                                 Indebtedness to trade creditors incurred in the ordinary course of business; and

(e)                                  Indebtedness secured by Permitted Liens.

“Permitted Investments” are:

(a)                                  Investments shown on the Schedule and existing on the Closing Date; and

(b)                                 (i)  marketable direct obligations issued or unconditionally guaranteed by the United States or its agency or any State maturing within 1 year from its acquisition, (ii) commercial paper maturing no more than 1 year after its creation and having the highest rating from either Standard & Poor’s Corporation or Moody’s Investors Service, Inc., and (iii) Bank’s certificates of deposit issued maturing no more than 1 year after issue.

“Permitted Liens” are:

(a)                                  Liens existing on the Closing Date and shown on the Schedule or arising under this Agreement, the other Loan Documents, the Revolving Credit Loan Documents or the PNC Term Loan Documents;

(b)                                 Liens for taxes, fees, assessments or other government charges or levies, either not delinquent or being contested in good faith and for which Borrowers maintain adequate reserves on their Books, provided, that, the Lien shall have no effect on the priority of the Liens in favor of Agent or the value of the assets in which Agent has such a Lien (unless, if such Lien affects Collateral subject to a first priority Lien in favor of Agent under the Intercreditor Agreement, Agent shall have established a reserve for such Lien and any related interest and penalties against the amounts drawn or capable of being drawn by Borrowers as an advance under this Agreement and such reserve shall not cause an Event of Default to occur under this Agreement or the other Loan Documents or, if such Lien affects Collateral subject to a first priority Lien in favor of Bank securing the Obligations or PNC ‘s term loan under the Intercreditor Agreement, Borrowers shall have provided Bank or PNC, as applicable, with sufficient cash collateral to satisfy such Lien and any interest and penalties that may accrue thereon) and a stay of enforcement of any such Lien shall be in effect;

(c)                                  Purchase money Liens (i) on Equipment acquired or held by Borrowers or their Subsidiaries incurred for financing the acquisition of the Equipment, or (ii) existing on equipment when acquired, if the Lien is confined to the property and improvements and the proceeds of the equipment;

(d)                                 Licenses or sublicenses granted in the ordinary course of any Borrower’s business and any interest or title of a licensor or under any license or sublicense, if the licenses and sublicenses permit granting Bank a security interest;

(e)                                  Leases or subleases granted in the ordinary course of Borrowers’ business, including in connection with Borrowers’ leased premises or leased property;

(f)                                    Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (a) through (c), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase.

“Person” is any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

“PNC” is PNC Bank, National Association and its successors and assigns.

“PNC Term Loan” shall mean the term loan between Borrowers and PNC in the original principal amount of $5,000,000.00 pursuant to the PNC Term Loan Documents and any amendments, extensions, modifications, replacements or substitutions to such loan.

“PNC Term Loan Agreement” shall mean the PNC Term Loan Agreement between Borrowers and PNC dated of even date herewith and any amendments, extensions, modifications, replacements or substitutions thereto.

“PNC Term Loan Documents” shall mean the PNC Term Loan Agreement, PNC Term Loan Note, all related security agreements, UCC filings, guaranties, deeds of trust, mortgages, assignments of leases and rents, guaranties, and other agreements, instruments or documents of any kind, and any amendments, extensions, modifications, replacements or substitutions to any of the foregoing.

“PNC Term Loan Note” shall mean the promissory note evidencing the PNC Term Loan and any amendments, extensions, modifications, replacements or substitutions thereto.

“Prepayment Fee” is the premium payable if Term Loan is paid in full prior to the Term Loan Maturity Date.  For any prepayment made from the date hereof to the first anniversary hereof such fee shall be three percent (3%) of the outstanding principal balance of the Term Loan as of the date of such prepayment, and for any prepayment made from the date of the first anniversary hereof to the Term Loan Maturity Date such fee shall be one percent (1%) of the outstanding principal balance of the Term Loan as of the date of such prepayment.  Borrowers shall not be required to pay an additional Prepayment Fee should the Term Loan be renewed by the Bank after the Term Loan Maturity Date and the terms and conditions of any such renewal remain materially unchanged from the terms and conditions set forth in this Agreement.

“Quick Ratio” is the ratio of (a) unrestricted cash plus Receivables, as may be properly classified as such in accordance with GAAP to (b) current liabilities, as may be properly classified as such in accordance with GAAP.

“Responsible Officer” is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

“Revolving Credit Agreement” is the Revolving Credit and Security Agreement among Borrowers, Revolving Credit Lenders, and Agent dated of even date herewith and any amendments, modifications, extensions, replacements or substitutions thereto.

“Revolving Credit Lenders” are PNC, Bank and the other financial institutions which are now or which hereafter become a party to the Revolving Credit Agreement.

“Revolving Credit Loan Documents” are the Revolving Credit Agreement, Revolving Credit Note, all related security agreements, UCC filings, guaranties, deeds of trust, mortgages, assignments of leases and rents, guaranties, and other agreements, instruments or documents of any kind, and any amendments, extensions, modifications, replacements or substitutions to any of the foregoing.

“Revolving Credit Note” is the promissory note(s) evidencing the Revolving Credit Loan and any amendments, extensions, modifications, replacements or substitutions thereto.

“Schedule” is any attached schedule of exceptions.

“Subordinated Debt” is debt incurred by any Borrower subordinated to Borrowers’ indebtedness owed to Bank and which is reflected in a written agreement in a manner and form acceptable to Bank and approved by Bank in writing (including, but not limited, to debt in the amount of $5,500,000.00 or less in the aggregate that is incurred by Allied Motion, is unsecured, contains reasonable payment terms, and is subject to a written subordination agreement in form and substance and from such persons as may be acceptable to Lender in their discretion acting in good faith).

“Subsidiary” is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

“Tangible Net Worth” is, at a particular date, (a) the aggregate amount of all assets of Borrowers on a consolidated basis as may be properly classified as such in accordance with GAAP consistently applied excluding such other assets as are properly classified as intangible assets under GAAP, less (b) the aggregate amount of all liabilities of the Borrowers on a consolidated basis.

“Term Loan” a loan of $3,250,000.00.

“Term Loan Maturity Date” is May 7, 2007; provided that all amounts owing under the Term Loan shall become immediately due and payable upon the expiration or earlier termination of the Revolving Credit Loan Documents.

“Trademarks” are trademark and servicemark rights, registered or not, applications to register and registrations and like protections, and the entire goodwill of the business of Borrowers connected with the trademarks.

BORROWERS AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BORROWERS AND BANK TO ENTER INTO THIS AGREEMENT.  EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

BORROWER:

Allied Motion Technologies Inc.

By:	/s/ Richard D. Smith

Title: Chief Executive Officer

Motor Products Corporation

By:	/s/ Richard D. Smith

Title: Vice President

Allied Motion Control Corporation

By:	/s/ Richard D. Smith

Title: President

Emoteq Corporation

By:	/s/ Richard D. Smith

Title: President

Computer Optical Products, Inc.

By:	/s/ Richard D. Smith

Title: President

AMOT I, INC.

By:	/s/ Richard D. Smith

Title: President

AMOT II, INC.

By:	/s/ Richard D. Smith

Title: President

AMOT III, INC.

By:	/s/ Richard D. Smith

Title: President

Stature Electric, Inc. f/k/a AMOT, Inc.

By:	/s/ Richard D. Smith

Title: President

Ahab Investment Company

By:	/s/ Richard D. Smith

Title: President

BANK:

SILICON VALLEY BANK

By:	/s/ Kevin L. Grossman

Title:	SVP

EXHIBIT A

The Collateral consists of all of Borrowers’ right, title and interest in and to the following whether owned now or hereafter arising:

All goods and equipment now owned or hereafter acquired, including, without limitation, all machinery, fixtures, vehicles (including motor vehicles and trailers), and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located;

All inventory, now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of Borrowers’ custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above;

All contract rights and general intangibles (as such definitions may be amended from time to time according to the Code), now owned or hereafter acquired, including, without limitation, goodwill, trademarks, servicemarks, trade styles, trade names, patents, patent applications, leases, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer discs, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind;

All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to Borrowers arising out of the sale or lease of goods, the licensing of technology or the rendering of services by Borrowers (as such definitions may be amended from time to time according to the Code) whether or not earned by performance, and any and all credit insurance, insurance (including refund) claims and proceeds, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrowers;

All documents, cash, deposit accounts, including, but not limited to, including, but not limited to, Borrowers’ Deposit Account Nos.                              ,                                 ,                                    , and                                         maintained with                                                  and Borrowers’ Deposit Account Nos. 3300365546, 3300365599, 3300365192, 3300411387, 3300089081, and 3300411391 maintained with Bank, securities, securities entitlements, securities accounts, investment property, financial assets, letters of credit, letter of credit rights, certificates of deposit, instruments and chattel paper and electronic chattel paper now owned or hereafter acquired and Borrowers’ Books relating to the foregoing;

All copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work thereof, whether published or unpublished, now owned or hereafter acquired; all trade secret rights, including all rights to unpatented inventions, know-how, operating manuals, license rights and agreements and confidential information, now owned or hereafter acquired; all mask work or similar rights available for the protection of semiconductor chips, now owned or hereafter acquired; all claims for damages by way of any past, present and future infringement of any of the foregoing; and

All Borrowers’ Books relating to the foregoing and any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof.

EXHIBIT B

LOAN PAYMENT/ADVANCE REQUEST FORM

DEADLINE FOR SAME DAY PROCESSING IS 12:00 P.S.T.

Fax To:	Date:

☐          Loan Payment:

(Borrower)

From Account #		To Account #
	(Deposit Account #)		(Loan Account #)

Principal $	and/or Interest $

All Borrowers’ representation and warranties in the Term Loan and Security Agreement are true, correct and complete in all material respects to on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:

Authorized Signature:	Phone Number:

☐           LOAN ADVANCE:

Complete Outgoing Wire Request section below if all or a portion of the funds from this loan advance are for an outgoing wire.

From Account #	To Account #
(Loan Account #)		(Deposit Account #)

Amount of Advance $

All Borrowers’ representation and warranties in the Term Loan and Security Agreement are true, correct and complete in all material respects to on the date of the telephone transfer request for and advance, but those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of the date:

Authorized Signature:	Phone Number:

OUTGOING WIRE REQUEST

Complete only if all or a portion of funds from the loan advance above are to be wired.

Deadline for same day processing is 12:00pm, P.S.T.

Beneficiary Name:	Amount of Wire: $

Beneficiary Bank:	Account Number:

City and Sate:

Beneficiary Bank Transit (ABA) #:	Beneficiary Bank Code (Swift, Sort, Chip, etc.):

(For International Wire Only)

Intermediary Bank:	Transit (ABA) #:

For Further Credit to:

Special Instruction:

By signing below, I (we) acknowledge and agree that my (our) funds transfer request shall be processed in accordance with and subject to the terms and conditions set forth in the agreements(s) covering funds transfer service(s), which agreements(s) were previously received and executed by me (us).

Authorized Signature:	2nd Signature (If Required):

Print Name/Title:	Print Name/Title:

Telephone #	Telephone #